UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Cypress Semiconductor Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

On April 24, 2018, Thad Trent, Executive Vice President, Finance and Administration, Chief Financial Officer of Cypress Semiconductor Corporation, sent the following email to certain company stockholders.

As you may be aware, Cypress Semiconductor Corporation (“Cypress”) filed our proxy statement on March 29, 2018 and our annual meeting of stockholders is scheduled for May 11, 2018.  One of the items on the agenda at this year’s annual meeting is the election of directors, including J. Daniel McCranie, who currently serves on our Board of Directors (“Board”) and is a member of our Nominating & Corporate Governance Committee (the “NCG Committee”).

It has come to our attention that Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co., LLC (“Glass Lewis”) have both recommended that investors vote against Mr. McCranie’s election to the Board in light of concerns regarding Mr. McCranie’s independence.  Although the Board determined that Mr. McCranie is not currently independent (due to his prior employment at Cypress), under the NASDAQ Listing Rules Mr. McCranie will be independent on April 29, 2018, which is three years after his prior employment at Cypress ended and prior to our annual meeting on May 11th.  As such, we disagree with the conclusions made by ISS and Glass Lewis in regard to Mr. McCranie and recommend that stockholders vote in favor of Mr. McCranie’s election to the Board.

In addition, as we indicated in our proxy statement, the Board exercised discretion in appointing Mr. McCranie to the NCG Committee. Nasdaq Listing Rules permit the appointment of a non-independent director to the NCG Committee if the Board, under exceptional and limited circumstances, determines that the non-independent director’s membership on the committee is required by the best interests of the Company and its stockholders. Based on Mr. McCranie’s deep knowledge of the Company’s business and his extensive experience as a public company director (including prior service as the Chairman of the Board of ON Semiconductor Corporation, the Chairman of the Board of Actel Corporation, the Chairman of the Board of Xicor Semiconductor and the Executive Chairman of Virage Logic), the Board determined that, under the exceptional and limited circumstances presented by the departures of three directors from the Board in 2017 (one of which was on the NCG Committee), Mr. McCranie’s appointment to, and membership on, the committee was in the Company’s and our stockholders’ best interests.

Furthermore, we would like to point out that both ISS and Glass Lewis supported Mr. McCranie’s election to the Board in 2017:

•                  In a Proxy Alert dated June 13, 2017, ISS stated the following: “Consequently, we now recommend that shareholders directly support dissident nominee McCranie by voting FOR his election... McCranie is highly qualified and has extensive familiarity with the company — factors that significantly mitigate the risk of disruption to the Cypress 3.0 strategy.”

•                  In a Proxy Paper dated May 26, 2017, Glass Lewis stated the following: “In particular, we note Mr. McCranie has, among other things, extensive public company board experience at a number of technology firms — including a prior nine-year run at Cypress — and a range of executive experience, including two prior turns as the executive vice president of sales and marketing for Cypress.” and “We are thus inclined to suggest the Dissident nominees are well positioned to both contribute to the continued implementation of “Cypress 3.0” and offer guidance, as needed, to Mr. El-Khoury.”

As such, we now find it inconsistent that ISS and Glass Lewis would recommend against Mr. McCranie’s re-election to the Board.

Mr. McCranie has extensive experience in the semiconductor industry, including management experience as a chief executive officer of two publicly held semiconductor companies and nearly 40 years of sales and marketing experience, with the resulting knowledge and understanding of what it takes to build a successful company in the industry.   In addition, given his many years of public company board experience and deep knowledge of Cypress, Mr. McCranie is well qualified to serve on the Board and the NCG Committee and adds significant value to Cypress.

Since Mr. McCranie joined the Board and the NCG Committee, the company has significantly improved the composition of the Board and its governance structure:

•                  Added three new board members to expand the skillset and diversity of the Board, including the addition of two women directors.

•                  Strengthened the independence rules governing the board members and especially their involvement in other entities and boards.

•                  Revised the code of conduct, corporate governance guidelines, director outside affiliation guidelines, insider trading policy and director education policies.

The Board reiterates its recommendation that stockholders vote in favor of Mr. McCranie’s election to the Board.

Regards

Steve Albrecht

Chairman of the Board

Cypress Semiconductor Corporation

Forward-Looking Statements

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We may use words such as “may,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “future,” “continue” or other wording indicating future results or expectations to identify such forward-looking statements that include, but are not limited to, statements related to: our Cypress 3.0 strategy; the composition of our Board of Directors; our 2018 Annual Meeting of Stockholders; and our corporate governance policies and practices. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this email. Our actual results may differ materially due to a variety of risks and uncertainties, including, but not limited to:  our ability to execute on our Cypress 3.0 strategy; global economic and market conditions; business conditions and growth trends in the semiconductor market; our ability to compete effectively; the volatility in supply and demand conditions for our products, including but not limited to the impact of seasonality on supply and demand; our ability to develop, introduce and sell new products and technologies; potential problems relating to our manufacturing activities; the impact of acquisitions; our ability to attract and retain key personnel; and other risks and uncertainties described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. We assume no responsibility to update any such forward-looking statements.